                                                                                Exhibit 23.1

FRIEDMAN LLP
ACCOUNTANTS AND ADVISORS

                  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the  incorporation by reference in the Registration  Statement of
Empire Resorts, Inc. and subsidiaries on Form S-3 of our report dated March 7, 2007 relating to the consolidated  financial statements of Empire Resorts, Inc. and subsidiaries,  and our report dated March 7, 2007 relating to management's  report on the effectiveness of internal control over financial  reporting and the  effectiveness  of internal control over financial reporting,  appearing  in the  Annual  Report  on Form  10-K of  Empire  Resorts,  Inc.  and
subsidiaries  for the year ended  December 31, 2006.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Friedman LLP

New York, New York
July 23, 2007

     1700 BROADWAY, NEW YORK, NY 10019 T 212.842.7000 F 212.842.7001 WWW.FRIEDMANLLP,COM
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